UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2025
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Owens Corning
(Exact name of registrant as specified in its charter)
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DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo,	Ohio	43659
(Address of principal executive offices)		(Zip Code)
419-248-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.
On March 5, 2025, Owens Corning (the “Company”), as borrower, entered into that certain First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) with various financial institutions, as lenders (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The First Amendment amends that certain Second Amended and Restated Credit Agreement, dated as of March 1, 2024, among the Company, the Lenders and the Agent, to, among other things, increase the revolving commitments available thereunder by $500.0 million and extend the maturity date thereof to March 5, 2030.

The Lenders party to the First Amendment and their affiliates have provided investment banking, financial advisory and other services to the Company for customary fees and reimbursement of expenses, and those Lenders and affiliates may, from time to time, continue to do so. The representations, warranties and covenants contained in the First Amendment are made solely for purposes of the First Amendment and are solely for the benefit of the parties thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
First Amendment

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Commercial Paper Program

On March 5, 2025, the Company established a commercial paper program (the “Program”), pursuant to which the Company may issue, on a private placement basis, unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $1,500.0 million. Under the Program, the Company may issue the Notes from time to time. The proceeds from the Notes will be used to finance the Company’s short-term liquidity needs and other general corporate purposes. The Company intends to use the Program in a form consistent with its capital allocation priorities that include maintaining its investment grade credit profile and strong balance sheet. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par, or, alternatively, will be sold at par and bear varying interest rates on a fixed or floating basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

March 5, 2025	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer